Emmis Communications Annual Meeting of Shareholders July 13, 2017 10:00 a.m.

2 • Note: Certain statements in this presentation constitute “forward- looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Reference is made to the company’s Annual Report on Form 10-K and other public documents filed with the Securities and Exchange Commission for additional information concerning such risks and uncertainties. • Additional disclosure related to non-GAAP financial measures can be found under the Investors tab on our website, www.emmis.com.

Emmis Overview

emmis communications

Company overview

- Headquartered in Indianapolis, IN, Emmis is a publicly traded radio broadcasting communications company (NASDAQ: EMMS). The Company was incorporated in 1979 and went public in 1994
- Emmis owns 16 FM and 3 AM radio stations in New York, Los Angeles, St. Louis, Austin (has 50.1% controlling interest) and Indianapolis
  - Includes most prominent hip-hop station in the world (Hot 97 – New York City) and most listened to urban station in the US (WBLS – New York City)
  - One of the FM radio stations in New York is operated pursuant to a Local Marketing Agreement ("LMA") with ESPN / Disney
  - KPWR-FM in Los Angeles is operated pursuant to an LMA with Meruelo Group, pending closing of the announced sale
- The radio division of Emmis accounts for substantially all of our revenues and station operating income
- In addition to owning and operating radio stations, the Company owns NextRadio®, *Indianapolis* Monthly, and is majority owner of a dynamic pricing business (Digonex)

Radio market statistics

	Market	Revenue	Stations		
Market Name	Rank	Share	FM	AM	Total
Los Angeles, CA **	1	4%	1	-	1
New York, NY	2	10%	3	1	4
St. Louis, MO	23	24%	4	-	4
Austin, TX	32	40%	5	1	6
Indianapolis, IN	37	31%	3	1	4
Total			16	3	19

Source: Miller Kaplan
Note: One of the above stations in New York is operated under LMA with ESPN

** KPWR-FM in Los Angeles is under contract to be sold, with closing expected later this summer.

107.5 FM WBLS WBLS.COM

HOT 97

nextradio

Digonex

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4 Radio Industry – Unparalleled Reach Radio remains the #1 reach medium in the United States Source: The Nielsen Company and Wells Fargo Securities, LLC

5 Radio Remains Highly Efficient for Advertisers Source: Wells Fargo Securities, LLC Despite superior reach, radio remains an inexpensive option for advertisers.

6 Emmis Radio Pro Forma Market Summary FY17 Radio Net Revenues 100% = $112.5 million FY17 Radio Station Operating Income 100% = $28.0 million Note: Excludes 98.7FM in NY. Reflects 50.1% of Austin radio stations Pro forma for the sale of our Los Angeles radio station, our radio division will consist of four strong clusters in New York, St. Louis, Indianapolis and Austin. 43% 14% 21% 21% 0% 10% 20% 30% 40% 50% NY Austin Ind STL 49% 19% 17% 16% 0% 10% 20% 30% 40% 50% 60% NY Austin Ind STL

7 New York Update FY17 NY market revenue summary National +8% Local -2% Network/NTR +1% Digital +2% Total revenues Flat Emmis total NY revenues -3% New York Market Revenue Summary Q1 FY18 NY market revenue summary National -18% Local -1% Network/NTR +27% Digital +4% Total revenues -1% Emmis total NY revenues -14% • Disappointing start to fiscal 2018, but organizational changes to our sales force are beginning to bear fruit. Record-setting ticket sales for our largest concert, Summer Jam, helped June finish +15% in New York. • Ratings are improved at Hot97 and WBLS. Hot97 has been the #1 ranked English-language station targeting the 18-34 demo in New York for two months in a row. Both Hot97 and WBLS are top 5 in the 25-54 demo. • We continue to explore strategic alternatives for WLIB-AM.

8 Austin Update FY17 Austin market revenue summary National -10% Local +2% Network/NTR +1% Digital +14% Total revenues flat Emmis total Austin revenues -1% Austin Market Revenue Summary Q1 FY18 Austin market revenue summary National -6% Local -1% Network/NTR +23% Digital -32% Total revenues -2% Emmis total Austin revenues +2% • We operate the dominant radio cluster in Austin, with a revenue share >40%. • Diversified portfolio of stations covering all major demographics, including two stations targeting the Latino population. • Austin radio market has grown from the 36th largest market in the U.S. to the 32nd largest market over the past ten years.

9 Indianapolis Update FY17 Indy market revenue summary National +6% Local -2% Network/NTR +2% Digital +11% Total revenues +1% Emmis total Indy revenues -4% Indianapolis Market Revenue Summary Q1 FY18 Indy market revenue summary National -9% Local -3% Network/NTR +13% Digital -13% Total revenues -4% Emmis total Indy revenues -15% • Strong cluster that has grown market revenue share from <20% in fiscal 2009 to 31% in fiscal 2017. • Ratings challenges at our country station and sports talk station that began in the fall of 2016 have caused our revenues to trail market performance. • These ratings are beginning to rebound and the underperformance should begin to abate in the back half of the current fiscal year.

St. Louis Update

emmis communications

St. Louis Market Revenue Summary

FY17 STL market revenue summary	Q1 FY18 STL market revenue summary
National +2%	National +1%
Local flat	Local -6%
Network/NTR +10%	Network/NTR +18%
Digital +5%	Digital +18%
Total revenues +1%	**Total revenues -1%**
Emmis total STL revenues +11%	**Emmis total STL revenues +3%**

- Reformatted one of our rock stations in 2015 to a top-40 female-oriented station to better balance the cluster demographically.
- Remaining rock stations, KPNT and KSHE, have consistently been #1 or #2 in major adult demos. Market revenue share has increased from 21% to over 24% in the past two years.

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11 Summary of Recent Asset Sales Asset(s) Closing Date Sales Price LTM SOI* Sales Multiple Texas Monthly November 1, 2016 $25.0 million $0.8 million 31x Terre Haute radio stations January 30, 2017 $5.2 million $0.2 million 26x Los Angeles, Atlanta, Cincinnati and Orange Coast Magazines February 28, 2017 $6.5 million ($1.3 million) N/A KPWR-FM (Los Angeles) Expected Q2 or Q3 of current fiscal year $82.8 million $6.4 million 13x * Station operating income for trailing twelve months

12 Leverage Comparables Pro forma for the sale of KPWR, Emmis’ leverage ratio is among the lowest in the radio industry. N e t L e ver a g e R a ti o 11.0 10.8 7.1 5.1 4.9 4.5 4.3 4.1 0.2 Source: Wells Fargo Securities, LLC report dated June 28, 2017

13 Valuation Comparables Despite a pro forma leverage ratio at the low end of radio comparables, Emmis trades at a steep discount to its peers. Source: Wells Fargo Securities, LLC report dated June 28, 2017 2 0 1 6 E n ter p ri s e V a lu e /EBI T D A 6.1 6.7 7.7 8.0 8.1 8.3 8.3 10.9 11.2

Emerging Technologies: NextRadio and Digonex

nextradio


nextradio
Hold On, We're Going Home
Drake / Nothing Was The Same
Hold On, We're Going Home
BUY THIS SONG
Recently Played

Digonex

- Emmis owns 100% of the NextRadio smartphone application
- Over 13 million downloads to date despite being limited to Android devices
- Steaming capabilities launch in July; every smartphone will be an addressable device (including Apple devices)
- CarPlay and Android Auto versions will allow consumers to enjoy the benefits of NextRadio in their connected cars.
- Enhanced data reporting capabilities to provide unique insights to broadcasters and advertisers regarding the effectiveness of their programming and over-the-air campaigns; Westwood One partnership announced in June.

- Offers dynamic pricing solutions to help clients optimize revenues given supply and demand conditions
- Targeted sectors primarily include performing arts, live entertainment, zoos, aquariums, theme parks, cultural institutions and retail
- Revenues expected to nearly triple in fiscal 2018

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Why Add Streaming to NextRadio?

- ✓ Support all platforms for local radio listening
- ✓ Expand number of listeners to FM local radio and enhance measurement
- ✓ Apple version important to enable connected car product
- ✓ Provides richer and more robust data insights to broadcasters and brands
- ✓ Remain focused on unlocking the FM Chip in all phones
- ✓ ~5,000 stations streaming in NextRadio


12:30
Live Guide
Paul Revere
Beastie Boys
98.3
The Greatest
Sia
100.9
12:30
101.9 WTMX
NOW PLAYING
STATION INFO
RECENT
GAVIN DEGRAW
SOMETHING WORTH SAVING
She Sets The City On Fire
Gavin DeGraw / Something Worth...

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NextRadio Auto Solution

- ✓ Ensure that tuner access is everywhere users are listening and ensure that more profitable and efficient distribution is part of all user interfaces
- ✓ Improve embedded tuner experience for in-car radio listener
- ✓ Enable users of Android Auto(AA)/Apple CarPlay(CP) to use FM tuner instead of streaming apps
  - ✓ ~25% of AA/CP radio users use AA/CP exclusively
  - ✓ Projected 40M AA/CP connected cars in 2020
- ✓ Our connected car product enables control of existing car tuner via the mobile App. App is not streaming radio station audio, it is controlling the tuner built in the car
- ✓ Capture listening behavior in cars
- ✓ Actively working with Ford, Toyota, Google and others to activate FM tuner for control by App


96.5 - 1
4:36 PM
Escapade
Janet Jackson / Janet Jackson's Rhythm Na...

nextradio

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17 NextRadio Product – International • FM radio broadcasting technology is the same around the world. We are leveraging the work we are doing with handset manufacturers to make NextRadio available in markets across North and South America.  Product is live in Google Play for Canada, Mexico, Colombia, Peru, and Argentina. We will launch in Brazil later this year.  Working with broadcasters in each of these markets to support interactivity within the app.  Alcatel and another large manufacturer have agreed to preload the NextRadio app on their phones. We are in final negotiations with a third OEM. • FM chip enablement was recently mandated in Mexico. Handset manufacturers view NextRadio as a solution that allows them to provide a new benefit to their consumers by allowing them to engage with their favorite local radio stations in new ways.

Emmis Communications Annual Meeting of Shareholders July 13, 2017 10:00 a.m.